UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOPE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Grand Canyon Education, Inc., a Delaware corporation (the “Company”), is a publicly traded education services company dedicated to serving colleges and universities. The Company’s most significant university partner is Grand Canyon University (“GCU”), an Arizona non-profit corporation that operates a comprehensive regionally accredited university that offers graduate and undergraduate degree programs, emphases and certificates across ten colleges both online and on ground at its campus in Phoenix, Arizona and at 11 off-campus classroom and laboratory sites.

On July 1, 2018, the Company entered into a Master Services Agreement (the “MSA”) with GCU.   Under the terms of the MSA, the Company provides identified technological, counseling, marketing, financial aid processing and other support services to GCU in return for service fees equal to 60% of GCU’s revenue derived from tuition and academic-related fees, ancillary fees related to student housing, food service, athletic ticket sales, and arena, hotel, golf course, and apparel operations. The MSA has an initial term of fifteen (15) years running through June 30, 2033, subject to renewal options, although GCU has the right to terminate the MSA at any time after July 1, 2025 for convenience upon payment of a termination fee equal to one-hundred (100%) of the fees paid to the Company in the trailing twelve (12) month period. If GCU chose not to renew the MSA after the initial fifteen (15) year term or any subsequent five-year automatic renewal term, GCU would be required to pay the Company a non-renewal fee equal to fifty percent (50%) of the fees paid in the trailing twelve (12) month period.

After nearly eight years of operations under the MSA, GCU approached the Company about potential amendments to the MSA, which discussions have focused on (a) resetting or extending the initial term to run for an additional period from the effective date of any amendment, (b) restructuring the service fees to be calculated on only tuition and academic-related fees, with ancillary fees and other revenue being for the sole benefit of GCU while also eliminating a reimbursement payment that the Company had been making to GCU in respect of certain academic related costs, (c) eliminating GCU’s ability to terminate for convenience (while also eliminating any related early termination fees owed by GCU) prior to the end of the term, and (d) substantially lowering any compensation payable by GCU to the Company on a non-renewal after the end of the initial term or any renewal term. While both GCU and the Company believe these potential changes to be mutually beneficial, the Company believes that such potential amendments, if effected, could be beneficial to the Company for the following reasons: (i) the amendment would extend out the initial term of the agreement by an additional eight years, (ii) the restructuring of the service fee, while slightly lowering the Company’s service fee revenue (in approximately the amount of the academic reimbursement payment obligation that would be eliminated), would have a minimal impact on the Company’s operating income while providing GCU greater flexibility as it relates to its business, (iii) the elimination of GCU’s right to terminate for convenience would ensure that the Company gets the benefit of the full term of the agreement, and (iv) the modification to the non-renewal fee (the terms of which remain under discussion) would be expected to eliminate an existing barrier to GCU’s ability to issue tax-exempt financing, thereby potentially strengthening the financial position of the Company’s most significant university partner, while still ensuring reasonable compensation to the Company in the unlikely event of a non-renewal fifteen years down the road.

If an amended MSA were to be entered into and effective on the anticipated date of July 1, 2026 within the parameters of the terms currently under discussion, the Company expects its service revenue would be $4.0 million and $6.0 million less than its previous forecast for the third and fourth quarters of 2026, respectively, and that its operating income could decline by an immaterial amount and in any case no more than $1.0 million per quarter.

At this time, the Company and GCU have entered into a non-binding letter of intent reflecting the above discussions. The obligations of the parties to effect an amended MSA based on the terms described above are subject in all respects to the negotiation, execution, and delivery of a mutually acceptable amended MSA, and no assurance can be given as to whether such an amended MSA will be entered into and/or when it would take effect.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of the Company and GCU to enter into an amendment of the MSA on the terms described above; the failure of the proposed amendments to benefit the Company over the term of the MSA; and other factors discussed in Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause GCE’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: June 2, 2026	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial Officer)